EXHIBIT 99.2

                     CERTIFICATE OF CHIEF FINANCIAL OFFICER
                           PURSUANT TO SECTION 906 OF
                 THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, Synnott B. Durham, Treasurer and Chief Financial officer of Sunair Electroinics, Inc. (the "Company"), have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2002 (the "Report"). The undersigned hereby certifies that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 13th day of February 2003.

/s/ Synnott B. Durham
---------------------
Synnott B. Durham
Treasurer and Chief Financial Officer